EXHIBIT 2.5

                                   WPJ, INC.
                        D/B/A INTEGRATED MEDICAL SYSTEMS
                            STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (Unaudited)


Cash flows from operating activities:
   Net income                                                         $ 284,475
   Adjustments to reconcile net income to net cash provided
     by operating activities:
        Depreciation and amortization                                    13,137
        Provision for doubtful accounts receivable                       61,501
        Net change in:
           Accounts receivable                                         (331,323)
           Prepaid expenses and other assets                             (8,453)
           Accounts payable and accrued liabilities                       9,973
                                                                      ---------
              Net cash provided by operating activities                  29,310
                                                                      ---------

Cash flows from investing activities:
   Purchase of property and equipment                                   (22,745)
                                                                      ---------

              Net cash used by investing activities                     (22,745)
                                                                      ---------

Cash flows from financing activities:
   Principal payments on bank line of credit                             (1,241)
   Shareholder distributions                                             (8,864)
                                                                      ---------

              Net cash provided by financing activities                 (10,105)
                                                                      ---------

              Net increase in cash and cash equivalents                  (3,540)

Cash and cash equivalents, beginning of period                           95,365
                                                                      ---------

Cash and cash equivalents, end of period                              $  91,825
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